UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 24, 2025

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2025 (the “Closing Date”), Advanced Micro Devices, Inc. (the “Company”) closed its previously announced public offering (the “Offering”) of $1.5 billion aggregate principal amount of senior notes, consisting of $875 million aggregate principal amount of its 4.212% Senior Notes due 2026 (the “2026 Notes”) and $625 million aggregate principal amount of its 4.319% Senior Notes due 2028 (the “2028 Notes,” and together with the 2026 Notes, the “Notes”). The terms of the Notes are governed by an Indenture, dated June 9, 2022 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of the Closing Date (the “Second Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. As used in the following description, capitalized terms not otherwise defined herein will have the meanings assigned to them in the Indenture.

The 2026 Notes mature on September 24, 2026 and bear interest at a rate of 4.212% per annum and the 2028 Notes mature on March 24, 2028 and bear interest at a rate of 4.319% per annum. The Notes are the Company’s general unsecured senior obligations.

The Company may redeem the 2026 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon of the 2026 Notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points, less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the 2026 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to February 24, 2028 (the date that is one month prior to the maturity date of the 2028 Notes) (the “2028 Notes Par Call Date”), the Company may redeem the 2028 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon of the 2028 Notes to be redeemed (assuming the notes matured on the 2028 Notes Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the 2028 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2028 Notes Par Call Date, the Company may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Company has given notice to redeem such series of Notes, each holder of Notes of such series will have the right to require that the Company purchase all or a portion of such holder’s Notes of such series, for cash, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, on the amount purchased to, but excluding, the date of purchase.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) enter into certain sale and leaseback transactions; and (iii) in the case of the Company, consolidate with, merge into or sell, convey or lease all or substantially all of the Company’s assets to any other person, in each case as set forth in the Indenture. These covenants are, however, subject to a number of important limitations and exceptions.

The Indenture also contains customary event of default provisions including, among others, the following: (i) default in the payment of principal of, or premium, if any, on any such series of Notes when due and payable; (ii) default in the payment of any interest on any such series of Notes when it becomes due and payable, and continuance of that default for a period of 30 days; (iii) failure to make a Change of Control Payment when due and payable in accordance with the terms of the Indenture; (iv) default in the performance or breach of any other covenant by the Company in the Indenture (other than a covenant that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes of such series), which default continues uncured for a period of 90 days; and (v) certain events of bankruptcy, insolvency or reorganization of the Company.

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-265433), as supplemented by the Prospectus Supplement, dated March 10, 2025, relating to the Notes (together with the accompanying base prospectus, dated June 6, 2022, the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act on March 12, 2025.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, which was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 9, 2022 and the Second Supplemental Indenture (including the Forms of Notes included therein), attached as Exhibit 4.1 hereto, each of which is incorporated herein by reference. The terms of the Notes are further described in the Prospectus Supplement under the caption “Description of Notes.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01	Other Events

On March 24, 2025, the Company issued $950 million in unsecured commercial paper (the “Commercial Paper”) under its previously disclosed commercial paper program.

The Company issued the Commercial Paper pursuant to an exemption from registration under federal and state securities laws. The Commercial Paper has not been and will not be registered under the Securities Act, or any state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Commercial Paper in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of March 24, 2025, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 2026 Note (included in Exhibit 4.1)

4.3	Form of 2028 Note (included in Exhibit 4.1)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2025

ADVANCED MICRO DEVICES, INC.

By:	/s/ Jean Hu
Name:	Jean Hu
Title:	Executive Vice President, Chief Financial Officer & Treasurer